Exhibit 10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Initial Registration Statement on Form N-8A and Form N-1A of Janus Adviser Series.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado
April 4, 2000